As filed with the Securities and Exchange Commission on January 12, 2010

Registration No. 333-143324

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEUROGEN CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	22-2845714
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

45 Northeast Industrial Road Branford, Connecticut (203) 488-8201	06405
(Address and Telephone number of Principal Executive Offices)	(Zip Code)

Charles S. Berkman

11085 North Torrey Pines Road

Suite 300

La Jolla, California 92037

(858) 550-7500

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Hayden Trubitt, Esq.

Stradling Yocca Carlson & Rauth

4365 Executive Drive, Suite 1500

San Diego, California 92121

(858) 926-3000

Approximate date of commencement of proposed sale to the public: Not applicable, as this Post-Effective Amendment No. 1 to Form S-3 will deregister the registered but unsold securities under the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-3 relates to the Registration Statement on Form S-3 (File No. 333-143324) (the “Registration Statement”), of Neurogen Corporation, a Delaware corporation (the “Company”), which was filed with the Securities and Exchange Commission and became effective on June 13, 2007. The Registration Statement was a $75,000,000 universal shelf offering registration statement.

On August 23, 2009, the Company entered into the Agreement and Plan of Merger with Ligand Pharmaceuticals Incorporated and its wholly-owned subsidiary pursuant to which all of the Company’s common stock has been acquired for cash and Ligand Pharmaceuticals Incorporated securities and the Company became a wholly-owned subsidiary of Ligand Pharmaceuticals Incorporated (the “Merger”). The Merger was consummated on December 23, 2009. As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. The Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on January 12, 2010.

NEUROGEN CORPORATION

By:	/s/ CHARLES S. BERKMAN
Charles S. Berkman
Vice President and Secretary